EXHIBIT 2:

                                       BY-LAWS
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                              BY LAWS

                FUND FOR GOVERNMENT INVESTORS, INC.



                             ARTICLE I

       Section 1.     The title of this corporation is FUND FOR

  GOVERNMENT INVESTORS, INC.

       Section 2.     The post office address of the principal

  office of the Corporation in this State is 4922 Fairmont

  Avenue, Bethesda, Maryland 20814.  The name of the resident agent of the Corporation in this State is William L. Major, a resident of this State, and the post office address of the resident agent is 4922 Fairmont Avenue, Bethesda, Maryland

  20814.

       The Corporation may also have an office and keep its

  records at such places as the Board of Directors may from time to time designate.

       Section 3.     The corporate seal shall be circular in

  form and have inscribed thereon the name of the Corporation and the year of its incorporation and the words "Corporate

  Seal, Maryland".  Said seal may be used by causing it or a facsimile thereof to be imprinted or affixed or otherwise

  reproduced.



                             ARTICLE II

                      MEETING OF STOCKHOLDERS

       Section 1.     Meetings of the Stockholders for the

  election of Directors shall be held in such places as the
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  Board of Directors may by resolution establish.  Meetings of

  Stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

       Section 2.     Meetings of the Stockholders may be called

  by the President, or by a majority of the Board of Directors and shall be called by the President or Secretary upon the written request of the holders of stock entitled to cast not less than 25% of all the votes entitled to be cast at such meeting.  Costs of preparing and mailing the notice of such meeting shall be paid in advance by the requesting

  shareholders.

       Section 3.     Not less than ten nor more than sixty days

  before the date of every Stockholders' Meeting, the Secretary shall give to each Stockholder entitled to vote at such

  meeting written notice stating time and place of the meeting and the purpose or purposes for which the meeting is called.

  Business transacted at any Meeting of Stockholders shall be limited to the purposes stated in the Notice.

       Section 4.     The Board of Directors may fix in advance

  a date not less than ten days nor more than sixty days, prior to the date of any Meeting of the Stockholders, as a record date for the determination of the Stockholders entitled to receive a notice of, and to vote at any meeting and any

  adjournment thereof, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on


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  the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

       Section 5.     At any meeting of Stockholders, the

  presence in person or by proxy of the Stockholders entitled to cast majority of the votes thereof shall constitute a quorum.

  If, however, such quorum shall not be present or represented at any meeting, the Stockholders entitled to vote thereat,

  present in person or represented by proxy, shall have the

  power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened.

       Section 6.     The vote of the holders of a majority of

  the stock having voting power, present in person or

  represented by proxy, at a meeting duly called and at which a quorum is present, shall decide any question brought before such meeting, unless a greater proportion than a majority is required for such question by applicable statutes, the

  Certificate of Incorporation, or these By-Laws.

       Section 7.     Each stockholder shall have one vote in

  person or by proxy for each share of stock having voting power


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  held by such Stockholder on each matter submitted to a vote at a meeting of Stockholders, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.  At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the

  qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the

  Chairman of the meeting.

       Section 8.     At any election of Directors, the Board of

  Directors prior thereto may, or if they have not so acted, the

  Chairman of the meeting may, and upon the request of the

  holders of ten percent (10%) of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute

  faithfully the duties of inspectors at such election with

  strict impartiality and according to the best of their

  ability, and shall after the election make a certification of its result of the vote taken.  No candidate for the Board of

  Directors shall be appointed such inspector.  The Chairman of the meeting may cause a vote by ballot to be taken upon the request of the holders of ten percent (10%) of the stock

  entitled to vote on such election or matter.

       Section 9.     The Officer who has charge of the stock

  ledger of the Corporation shall, at least ten days before

  every election of Directors, prepare and make a complete list of the Stockholders entitled to vote at said election, arrange


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  in alphabetical order, showing the address of and the number of shares registered in the name of each Stockholder.  Such list shall be available to the inspectors so appointed at any

  Stockholders' meeting.  If no inspectors are appointed, all questions relating to the qualification of voters and the

  validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

       Section 10.    Notwithstanding anything contained in

  these By-Laws to the contrary, there shall be no requirement to have an Annual Meeting of Stockholders in any year in which none of the following matters are required to be acted upon by the stockholders pursuant to the Investment Company Act of

  1940, as amended:  (i) the election of directors; (ii)

  approval of the investment advisory agreement; (iii) approval of a distribution agreement; or (iv) ratification of the

  selection of independent public accountants for the

  Corporation.



                            ARTICLE III

                             DIRECTORS

       Section 1.     The business of the Corporation shall be

  managed by its Board of Directors, which may exercise all

  powers of the Corporation, except such as are by statute, or

  Certificate of Incorporation, or by these By-Laws conferred upon or reserved to the Stockholders.




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       Section 2.     The number of Directors which shall

  constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three or more than fifteen.  Each Director elected shall hold office until his successor is elected and qualifies.

  Directors need not be Stockholders.

       Section 3.     The Directors shall be elected by the

  Stockholders, except that any vacancy in the Board resulting from any cause other than an increase in the authorized number of Directors may be filled by majority vote of the entire

  Board of Directors.  However, if at any time after the filling of any vacancy, less than a majority of the Directors then holding office were elected by Stockholders, a Stockholders'

  meeting shall be called as soon as possible, and in any event,

  within sixty days, for the purpose of electing an entire new

  Board of Directors.

       Section 4.     Meetings of the Board of Directors,

  regular or special, may be held at any place within or outside the State of Maryland as the Board may from time to time

  determine.

       Section 5.     At all meetings of the Board of Directors,

  a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of

  Directors unless the concurrence of a greater proportion is


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  required for such action by the laws of Maryland, these By-

  Laws or the Articles of Incorporation.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

       Section 6.     The first meeting of each newly elected

  Board of Directors shall be held as soon as practical

  following the Meeting of Stockholders.  The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for Special Meetings of the

  Board of Directors, or as shall be specified in a written

  waiver signed by all of the Directors.

       Section 7.     Regular meetings of the Board of Directors

  may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

       Section 8.     Special Meetings of the Board of Directors

  may be called by the President on one day's notice to each

  Director; Special Meetings shall be called by the President or

  Secretary in like manner and on like notice on the written request of two Directors.

       Section 9.     Any action required or permitted to be

  taken at any meeting of the Board of Directors or of the

  Committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case


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  may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

       Section 10.    The Board of Directors may, by resolution

  passed by a majority of the whole Board, appoint from among its members an Executive Committee and other Committees

  composed of two or more Directors, and may delegate to such

  Committees, in the intervals between meetings of the Board of

  Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the

  Corporation except the power to declare dividends, to issue stock or to recommend to Stockholders any action requiring

  Stockholders' approval.  In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the

  Board of Directors to act in the place of such absent member.

       Section 11.    The Committees shall keep minutes of their

  proceedings and shall report the same to the Board of

  Directors at the meeting next succeeding, and any action by the Committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third

  persons shall be affected by any such revision or alteration.

       Section 12.    Any Director, whether or not he is a

  salaried officer or employee of the Corporation, may be

  compensated for his services as Director or as a member of a

  Committee of Directors, or as Chairman of the Board or

  Chairman of a Committee, by fixed periodic payments or by fees


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  for attendance at meetings or by both, and in any event, may be reimbursed for transportation and other expenses, in such manner and amounts at the Board of Directors may from time to time determine.



                             ARTICLE IV

                              NOTICES

       Section 1.     Notices to Stockholders shall be in

  writing and delivered personally or mailed to the Stockholders at their addresses appearing on the books of the Corporation.

  Notices to Directors shall be oral or by telephone or

  telegraph or in writing or delivered personally or mailed to the Directors at their addresses appearing on the books of the

  Corporation.  Notices by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to Directors need not state the purpose of a Regular or Special Meeting.

       Section 2.     Whenever any notice of the time, place or

  purpose of any meeting of Stockholders, Directors or Committee is required to be given under the provisions of Maryland Law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the

  person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Directors or




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  Committee in person shall be deemed equivalent to the giving of such notice to such persons.



                             ARTICLE V

                              OFFICER

       Section 1.     The Officers of the Corporation shall be

  chosen by the Board of Directors and shall include a

  President, who shall be a Director, a Secretary and a

  Treasurer.  The Board of Directors may also choose one or more

  Vice Presidents, Assistant Secretaries and Assistant

  Treasurers.  Two or more offices may be held by the same

  person but no Officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-

  Laws to be executed, acknowledged or verified by two or more

  Officers.

       Section 2.     The Board of Directors at its first

  meeting after each Meeting of Stockholders shall choose a

  President, a Secretary and a Treasurer.

       Section 3.     The Board of Directors from time to time

  may appoint such other Officers and agents as its shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The Board of

  Directors from time to time may delegate to one or more

  Officers or agents the power to appoint any such subordinate


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  officers or agents and to prescribe the respective rights,

  terms of office, authorities and duties.

       Section 4.     The salaries or other compensation of all

  Officers and agents of the Corporation shall be fixed by the

  Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

       Section 5.     The Officers of the Corporation shall

  serve for one year and until the successors are chosen and qualify.  Any Officer or agent may be removed by the

  affirmative vote of a majority of the Board of Directors

  whenever, in its judgment, the best interests of the

  Corporation will be served thereby.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

       Section 6.     The Chairman of the Board shall be the

  Chief Executive Officer of the Corporation; he shall preside at all meetings of the Stockholders and Directors, shall be ex-officio a member of all standing committees and shall see that all orders and resolutions of the Board are carried into effect.

       Section 7.     The President shall be the Chief

  Administrative Officer of the Corporation.  In addition, he shall, at the request or in the absence or disability of the

  Chairman of the Board perform the duties and exercise the


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  powers of the Chairman of the Board, and shall perform such other duties and have such other powers as the Board of

  Directors may from time to time prescribe.

       Section 8.     The Vice Presidents, in the order of their

  seniority, shall in the absence or disability of the

  President, perform the duties and exercise the powers of the

  President and shall perform such other duties as the Board of

  Directors may from time to time prescribe.

       Section 9.     The Secretary shall attend all meetings of

  the Board of Directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any committee when required.  He shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President,

  under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and when authorized by the

  Board of Directors, affix and attest the name to any

  instrument requiring it.  The Board of Directors may give

  general authority to any other Officer to affix the seal of the Corporation and to attest the affixing of his signature.

       Section 10.    The Assistant Secretaries, in order of

  their seniority, shall in the absence or disability of the

  Secretary, perform the duties and exercise the powers of the

  Secretary and shall perform such other duties as the Board of

  Directors shall prescribe.


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       Section 11.    The Treasurer shall be the Chief Financial

  Officer of the Corporation.  He shall be responsible for the maintenance of its accounting records and shall render to the

  Board of Directors, at its Regular Meetings, or when the Board of Directors so requires, an account of all the Corporation's financial transactions and a report of the financial condition of the Corporation.

       Section 12.    The Assistant Treasurers, in order of

  their seniority, shall in the absence or disability of the

  Treasurer, perform the duties and exercise the powers of the

  Treasurer and shall perform such other duties as the Board of

  Directors shall from time to time prescribe.



                             ARTICLE VI

                   SALE AND REDEMPTION OF SHARES

       Section 1.     The shares of stock of the Corporation

  shall be issued and redeemed at the net asset value of the shares, with such net asset value being calculated in good faith at such times and in accordance with such procedures as the Board of Directors may from time to time establish in

  accordance with applicable law.

       Section 2.     All consideration received by the

  Corporation for the issue or sale of stock of each class,

  together with all income, earnings, profits and proceeds

  thereof, including any proceeds derived from the sale,

  exchange or liquidation thereof, and any funds or payments


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  derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes,

  subject only to the rights of creditors, and shall be so

  handled upon the books of account of the Corporation.  Such assets, income, earnings, profits and proceeds thereof,

  including any proceeds derived from the sale, exchange or

  liquidation thereof and any asset derived from any

  reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such

  class.

       Section 3.     In the event of the liquidation or

  dissolution of the Corporation, shareholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation, available to distribution to shareholders,

  but other than general assets not belonging to any particular class of stock, the assets belonging to such class, and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation.  In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to




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  the asset value of the respective classes determined as

  hereinafter provided.

       Section 4.     The assets belonging to any class of stock

  shall be charged with the liabilities in respect to such

  class, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes determined as hereinafter set out.  The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

       Section 5.     Each holder of any class of stock of the

  Corporation, who surrenders his certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder, shall be entitled to convert the shares in question on the basis hereinafter set forth, into shares of any other class of the

  Corporation.  The Corporation shall determine the net asset value, as hereinafter defined, of the shares to be converted and shall deduct therefrom such conversion cost, hereinafter described and, within five (5) business days after such

  surrender and payment, shall issue to the shareholder such number of shares of stock of the class desired, taken at the net asset value thereof determined in the same manner and at


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  the same time as that of the shares surrendered, necessary to equal the net asset value of the shares surrendered less the conversion cost as aforesaid.  Any amount representing a

  fraction of a share may be paid in cash at the option of the

  Corporation.  The conversion cost above mentioned shall be determined by adding a transaction charge as determined by the

  Board of Directors.  The transaction charge may be paid and/or assigned by the Corporation to the underwriter and/or to any other agency, as it may elect.  Upon the conversion taking place, proper transfer shall be made between the assets

  belonging to the respective classes of stock.  The Board of

  Directors may limit this conversion privilege to shares which have been held for such reasonable period of time as the

  Directors may determine.



                            ARTICLE VII

                               STOCK

       Section 1.     Each Stockholder shall be entitled to a

  certificate or certificates which shall certify the number of shares owned by him in the Corporation.  Each certificate

  shall be signed by the President or a Vice President and

  countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the Corporate Seal.  The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form.  If certificates are not requested by the


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  Stockholder, his shares will be held on deposit by the

  Corporation.

       Section 2.     In case any Officer who has signed any

  certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the

  Officer had not ceased to be such Officer as of the date of its issue.

       Section 3.     Notwithstanding the foregoing provisions

  of this Article VII the Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of

  shares of the Corporation's stock by electronic or other means without the issuance of certificates.

       Section 4.     The Board of Directors may direct a new

  certificate or certificates to be issued in place of any

  certificate or certificates theretofore issued by the

  Corporation alleged to have been stolen, lost or destroyed,

  upon the taking of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or

  destroyed, or upon other satisfactory evidence of such loss or destruction.  When authorizing such issuance of a new

  certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to


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  advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety to the

  Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

       Section 5.     The Board of Directors may fix, in

  advance, a record date in order to make a determination of

  Stockholders for any proper purpose as provided in Article II,

  Section 5 of these By-Laws.

       Section 6.     Upon surrender to the Corporation or the

  transfer agent of the Corporation of a certificate for shares endorsed or accompanied by proper evidence of succession,

  assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person

  entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 7.     The Corporation shall be entitled to

  recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.  The Corporation shall not be bound to

  recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Laws of Maryland.

       Section 8.     The Board of Directors may from time to

  time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may


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  appoint the same person as both transfer agent and registrar.

  Upon any such appointment being made, all certificates

  representing shares of stock thereafter issued shall be

  countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid

  unless so countersigned.  If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

       Section 9.     The Corporation shall maintain an original

  stock ledger containing the names and addresses of all

  Stockholders and the number of shares held by each

  Stockholder.  Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.



                            ARTICLE VIII

                       AMENDMENTS OF BY-LAWS

       Section 1.     These By-Laws may be amended, altered,

  repealed, or added to at any meeting of the Stockholders or

  Board of Directors by affirmative vote of a majority of the stock issued and outstanding entitled to vote or of a majority of the whole authorized number of Directors, as the case may

  be.








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